EXHIBIT 5.1
August 20, 2007
Max Capital Group Ltd.
Max House
2 Front Street
Hamilton, HM 11
Bermuda
Max USA Holdings Ltd.
9020 Stony Point Parkway
Suite 325
Richmond, VA 23235
Ladies and Gentlemen:
     We have acted as special counsel to Max Capital Group Ltd., a limited liability company organized under the laws of Bermuda (the “Company”), Max USA Holdings Ltd., a corporation organized under the laws of the State of Delaware (“Max USA”) and Max Capital Trust I, a Delaware Statutory trust (the “Trust”) and, together with Max USA and the Company, the “Registrants”), in connection with the filing by the Registrants of a registration statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, for the registration of the sale from time to time of up to $500,000,000 aggregate amount of (i) unsecured senior debt securities of the Company (“Max Senior Debt Securities”), (ii) unsecured subordinated debt securities of the Company (“Max Subordinated Debt Securities”), (iii) unsecured junior subordinated debt securities of the Company (“Max Junior Subordinated Debt Securities”) and, together with the Senior Debt Securities and the Max Subordinated Debt Securities, “Max Debt Securities”), (iv) preferred shares, par value $1.00 per share, of the Company (“Preferred Shares”), (v) common shares, par value $1.00 per share, of the Company (“Common Shares”), (vi) depositary shares of the Company (“Depositary Shares”), (vii) warrants of the Company to purchase Max Debt Securities, Common Shares, Preferred Shares or Depository Shares (“Warrants”), (viii) share purchase contracts of the Company (“Share Purchase Contracts”) to purchase Common Shares, Preferred Shares or Depository Shares, (ix) share purchase units of the Company (“Share Purchase Units”), consisting of a Share Purchase Contract, Warrants, and/or Max Debt Securities, Trust Preferred Securities (as hereinafter defined) or debt obligations of third parties (including U.S. treasury securities, other share purchase contracts or common shares), that would secure the holders’ obligations to purchase or to sell, as the case may be, Common Shares, Preferred Shares or Depositary Shares under the Share Purchase Contract, or any combination of the foregoing, either individually or as units consisting of one or more of the foregoing, (x) Max USA unsecured senior debt securities (“Max USA Senior Debt Securities”), (xi) Max USA unsecured subordinated debt securities (“Max USA Subordinated Debt Securities” and, together with the Max USA Senior Debt Securities, the “Max USA Debt Securities”), (xii) guarantees by the Company of the Max USA Debt Securities

Max Capital Group Ltd.
August 20, 2007

(“Max USA Debt Guarantees”), (xiii) trust preferred securities issued by the Trust (“Trust Preferred Securities”), (xiv) a guarantee by the Company of Trust Preferred Securities (“Trust Preferred Guarantee” and, together with Debt Guarantees, “Guarantees”), and/or (xv) Common Shares of the Company on behalf of certain selling stockholders of the Company (the “Selling Stockholder Shares”).
     The Max Senior Debt Securities are to be issued pursuant to an Indenture (the “Max Senior Indenture”) between the Company and a trustee to be named at a later date. The Max Subordinated Debt Securities are to be issued pursuant to an Indenture (the “Max Subordinated Indenture”) between the Company and a trustee to be named at a later date. The Max Junior Subordinated Debt Securities are to be issued pursuant to an Indenture (the “Max Junior Subordinated Indenture”) between the Company and a trustee to be named at a later date. The Max Senior Indenture, the Max Subordinated Indenture and the Max Junior Subordinated Indenture are referred to herein collectively as the “Max Indentures.” The Max USA Senior Debt Securities are to be issued pursuant to an Indenture (the “Max USA Senior Indenture”) between Max USA, the Company and a trustee to be named at a later date. The Max USA Subordinated Debt Securities are to be issued pursuant to an Indenture (the “Max USA Subordinated Indenture”) between Max USA, the Company and a trustee to be named at a later date. The Max USA Senior Indenture and the Max USA Subordinated Indenture are referred to herein collectively as the "Max USA Indentures.” The Trust Preferred Securities are to be issued from time to time by the Trust pursuant to an Amended and Restated Declaration of Trust (the “Amended Declaration”) to be filed with the Secretary of State of the State of Delaware by the Trustee of the Trust.
     We have, as special counsel, examined such corporate records, certificates and other documents and reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinions expressed below. In rendering such opinions, we have assumed the genuineness of all signatures and the authenticity of all documents examined by us. As to various questions of fact material to such opinions, we have relied upon representations of the Company and Max USA.
     Based upon such examination and representations, we advise you that, in our opinion:
     1. Assuming that the Max Indentures, any Max Debt Securities and any supplemental indentures to be entered into in connection with the issuance of such Max Debt Securities have been duly authorized, when (i) a supplemental indenture in respect of the Max Debt Securities has been duly executed and delivered, (ii) the terms of the Max Debt Securities have been duly established in accordance with the applicable Max Indenture and the applicable supplemental indenture relating to such Max Debt Securities so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (iii) the Max Debt Securities have been duly executed and authenticated in accordance with the applicable Max Indenture and the applicable supplemental indenture relating to such Max Debt Securities and duly issued and delivered by the Company in the manner contemplated on the Registration Statement and any prospectus supplement relating thereto, the Max Debt Securities (including any Max Debt Securities duly issued (a) upon exchange or

Max Capital Group Ltd.
August 20, 2007

conversion of any shares of Preferred Shares that are exchangeable or convertible into Max Debt Securities, (b) upon the exercise of any Warrants exercisable for Max Debt Securities or (c) as part of Share Purchase Units) will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.
     2. Assuming that the Max USA Indentures, any Max USA Debt Securities and any supplemental indentures to be entered into in connection with the issuance of such Max USA Debt Securities have been duly authorized, when (i) a supplemental indenture in respect of the Max USA Debt Securities has been duly executed and delivered, (ii) the terms of the Max USA Debt Securities have been duly established in accordance with the applicable Indenture and the applicable supplemental indenture relating to such Max USA Debt Securities so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Max USA or the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over Max USA or the Company, and (iii) the Max USA Debt Securities have been duly executed and authenticated in accordance with the applicable Max USA Indenture and the applicable supplemental indenture relating to such Max USA Debt Securities and duly issued and delivered by Max USA in the manner contemplated on the Registration Statement and any prospectus supplement relating thereto, the Max USA Debt Securities will constitute valid and binding obligations of Max USA and the Company, enforceable in accordance with their terms.
     3. Assuming that a Warrant Agreement relating to the Warrants (the “Warrant Agreement”) has been duly authorized, when (i) the Warrant Agreement has been duly executed and delivered, (ii) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement relating to such Warrants so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (iii) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement relating to such Warrants, and issued and sold in the form and in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.
     4. Assuming that a Share Purchase Contract Agreement relating to the Share Purchase Contracts (the “Share Purchase Contract Agreement”) and such Share Purchase Contracts have been duly authorized, when (i) the Share Purchase Contract Agreement has been duly executed and delivered, (ii) the terms of the Share Purchase Contracts and of their issuance and sale have been duly established in conformity with the Share Purchase Contract Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or

Max Capital Group Ltd.
August 20, 2007

instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (iii) the Share Purchase Contracts have been duly executed and issued in accordance with the Share Purchase Contract Agreement relating to such Share Purchase Contracts, and issued and sold in the form and in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such Share Purchase Contracts will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.
     5. Assuming that the Share Purchase Units, a Share Purchase Contract Agreement relating to the Share Purchase Contracts comprising a part of the Share Purchase Units and such Share Purchase Contracts have been duly authorized, when (i) the Share Purchase Contract Agreement has been duly executed and delivered, (ii) the terms of the Share Purchase Contracts and of their issuance and sale have been duly established in conformity with the Share Purchase Contract Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, (iii) the terms of the collateral arrangements relating to such Share Purchase Units have been duly established and the agreement(s) relating thereto have been duly executed and delivered, in each case so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company and the collateral has been deposited with the collateral agent in accordance with such arrangements, and (iv) the Share Purchase Contracts have been duly executed and issued in accordance with the Share Purchase Contract Agreement relating to such Share Purchase Contracts, and issued and sold in the form and in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such Share Purchase Units will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.
     6. Assuming that the Max USA Debt Guarantees have been duly authorized, when (i) the applicable Max USA Indenture containing such Max USA Debt Guarantee has been duly executed and delivered so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (ii) the Max USA Debt Securities have been duly executed and authenticated in accordance with the applicable Max USA Indenture and the applicable supplemental indenture relating to such Max USA Debt Securities and duly issued and delivered by Max USA in the manner contemplated on the Registration Statement and any prospectus supplement relating thereto, the Max USA Debt Guarantees will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

Max Capital Group Ltd.
August 20, 2007

     7. Assuming that the Trust Preferred Guarantee has been duly authorized, when (i) the applicable Trust Preferred Guarantee Agreement (the “Trust Preferred Guarantee Agreement”) has been duly executed and delivered so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (ii) the Trust Preferred Securities have been duly issued and delivered by the applicable Trusts contemplated by the Registration Statement and any prospectus supplement relating thereto, the Trust Preferred Guarantee will constitute a valid and binding obligation of the Company, enforceable in accordance with their terms.
     In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Board of Directors of the Company or Max USA, as applicable, shall have duly established the terms of such security and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded, (ii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded, or been subject to any stop order, (iii) a Prospectus Supplement, a post-effective amendment or an Securities Exchange Act of 1934 report on Form 8-K incorporated by reference will have been prepared and filed with the Commission describing the Securities offered thereby, (iv) all Securities will have been issued and sold in compliance with applicable United States federal and state securities Laws (hereinafter defined) and in the manner stated in the Registration Statement and the applicable Prospectus Supplement, and (v) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company or Max USA, as applicable, with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or Max USA, as applicable, or any restriction imposed by any court or governmental body having jurisdiction over the Company or Max USA.
     Certain of the remedial provisions, including waivers, with respect to the exercise of remedies contained in any contract or agreement or security or instrument referenced above are or may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of any such contract or agreement, taken as a whole.

Max Capital Group Ltd.
August 20, 2007

     Insofar as any contract or agreement or security or instrument referenced above provides for indemnification or contribution or waivers of rights or defenses, enforcement thereof may be limited by public policy considerations or other applicable law.
     We express no opinion as to provisions of any contract or agreement or security or instrument insofar as such provisions relate to: (i) the subject matter jurisdiction of the courts specified therein, if any, to adjudicate any controversy related to such contract or agreement, (ii) any waiver of jury trial contained therein, and (iii) any waiver of objection to venue set forth therein with respect to proceedings in the courts specified therein.
     The foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States of America (“Laws”). The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; (ii) general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) (iii) commercial reasonableness and unconscionability and an implied covenant of good faith and fair dealing; (iv) the power of the courts to award damages in lieu of equitable remedies; and (v) securities Laws and public policy underlying such Laws with respect to rights to indemnification and contribution.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In addition, we consent to the reference to us under the caption “Legal Matters” in the prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.
     This opinion is rendered solely to you in connection with the above matters. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

Very truly yours,

/s/ AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.

AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.